UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 28, 2004

ANALYTICAL SURVEYS, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11900 Crownpoint Drive, San Antonio, Texas 78233

(Address of principal executive offices)

(210) 657-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report: Not Applicable)

Item 5. Other Events and Required FD Disclosure

On January 28, 2004, ASI issued a press release announcing the decision by Norm Rokosh to resign as President and Chief Executive Officer of the Company, effective February 29, 2004, and as a member of the Company’s Board of Directors, effective immediately, for personal and family reasons. The press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

In addition, effective January 28, 2004, Joshua Huffard resigned as a member of the Board of Directors the Company and as a member of the Audit Committee of the Board of Directors. Mr. Huffard’s resignation was not related to a disagreement with the Company’s operations, policies, or practices.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release – ASI Announces CEO Resignation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.
(Registrant)

Date: January 28, 2004	/s/ Lori A. Jones
Lori A. Jones
Chief Financial Officer